Exhibit 99.2

COMSOVEREIGN HOLDING CORP.

PRO FORMA CONSOLIDATED BALANCE SHEET

AS OF SEPTEMBER 30, 2019 (Unaudited)

Expressed in US$'s except share and per share amounts

	Historical ComSovereign Corp	Historical Drone Aviation Holding Corp	Pro Forma Adjustments		Pro Forma Consolidation
ASSETS
Current Assets:
Cash	$661,167	$1,624,758	$-		$2,285,925
Accounts Receivable	1,083,912	1,631,414	-		2,715,326
Receivables - related party	110,775	-	-		110,775
Inventory	3,670,626	826,647	-		4,497,273
Deferred offering costs	-	174,475			174,475
Short Term Investment	216,774	-	-		216,774
Prepaid Expenses	1,700,153	212,841	-		1,912,994
Other Current Assets	119,942	-	-		119,942
Total Current assets	7,563,350	4,470,135	-		12,033,485

Right of use leased assets	-	122,802	-		122,802
Property & Equipment, net	437,540	121,929	-		559,469
Intangible Assets, net	91,731,811	486,667	10,167,496	[1][2]	102,385,974
Goodwill	14,718,531	99,799	17,488,919	[1]	32,307,249
Total Assets	$114,451,232	$5,301,332	$27,656,415		$147,408,979

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts Payable	$1,508,051	$433,620	$-		$1,941,671
Accrued Interest	887,209	-	-		887,209
Accrued Liabilities – related party	1,388,633	-	-		1,388,633
Accrued Liabilities	1,466,434	53,097	-		1,519,531
Payroll Liability	190,098	-	-		190,098
Deferred Revenue	469,480	22,500	-		491,980
Accrued Warranty Liability	114,729	-	-		114,729
Notes Payable	10,442,980	-	-		10,442,980
Current portion of Long Term Debt	109,616	-	-		109,616
Operating Lease Liability - current	-	86,070			86,070
Bank Line of Credit	-	2,000,000	-		2,000,000
Total Current Liabilities	16,577,229	2,595,287	-		19,172,516

Operating Lease Liability - long term	-	37,606			37,606
Total Liabilities	16,577,229	2,632,893	-		19,210,122

Stockholders’ Equity
Preferred Stock	260	-	-		260
Common Stock	3,089	2,756	(2,756)[1]		3,089
Treasury Stock	-	(50,000)	50,000	[1]	-
Additional Paid-In Capital	84,186,371	41,662,837	(10,802,852)[1]		115,046,356
Accumulated Earnings	13,684,283	(38,947,154)	38,412,023	[1]	13,149,152
Total Stockholders’ Equity	97,874,003	2,668,439	27,656,415		128,198,857
Total Liabilities and Stockholders’ Equity	$114,451,232	$5,301,332	$27,656,415		$147,408,979

COMSOVEREIGN HOLDING CORP.

PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS FOR THE NINE-MONTH PERIOD ENDED SEPTEMBER 30, 2019 (Unaudited)

Expressed in US$'s except share and per share amounts

	Historical ComSovereign Corp	Historical Drone Aviation Holding Corp	Pro Forma Adjustments		Pro Forma Consolidation
Revenue	$3,797,340	$4,120,834	$-		$7,918,174
Cost of Goods Sold	2,145,208	1,769,606	-		3,914,814
Gross Profit	1,652,131	2,351,228	-		4,003,359

Operating Expenses
Research and Development	261,631	75,011	-		336,642
Sales and Marketing	22,835	181,685	-		204,520
General and Administrative	10,671,601	2,475,731	535,131	[2]	13,682,463

Total Operating Expenses	10,956,067	2,732,427	535,131		14,223,625

Net Operating (Loss)	(9,303,935)	(381,199)	(535,131)		(10,220,265)

Other Income (Expense)
Other Income (Expense)	95,266	-	-		95,266
Exchange Rate Gain (Loss)	95,497	-	-		95,497
Interest Income	9,637	944	-		10,581
Interest (Expense)	(1,615,984)	(94,806)	-		(1,710,790)
Gain on Bargain Purchase	24,403,803	-	-		24,403,803
	22,988,219	(93,862)	-		22,894,357

Net Income (Loss)	$13,684,283	$(475,061)	$(535,131)		$12,674,091

Net Income (Loss) per share – Basic		$(0.02)			$0.10
Weighted Average Shares Outstanding – Basic		27,232,357	101,093,886	[3]	128,326,243

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS INFORMATION

Expressed in US$'s except share and per share amounts

On November 27, 2019, COMSovereign Holding Corp. (formerly known as Drone Aviation Holding Corp.) (the “Company”) acquired ComSovereign Corp., a private company that was organized in January 2019 (“ComSovereign”).  In such transaction (the “Acquisition”), ComSovereign was considered to be the acquiring company for accounting and financial reporting purposes, and the Acquisition was considered under existing U.S. generally accepted accounting principles (“GAAP”) to be a reverse acquisition under the acquisition method of accounting for business combinations. Accordingly, in the Company’s financial statements following the Acquisition, ComSovereign’s assets and liabilities will be recorded at their pre-acquisition carrying amounts and the historical operations that are reflected in the financial statements will be those of ComSovereign. Assets and liabilities of the Company as of the transaction date (November 27, 2019) will be measured and recognized at fair value as of such date and added to the assets and liabilities of ComSovereign as of such date, and the results of operations of the Company following the Acquisition will be added to the results of operations of ComSovereign.

The following unaudited pro forma combined financial statements of the Company were prepared using the acquisition method of accounting under GAAP and the regulations of the Securities and Exchange Commission (the “SEC”), which are subject to change and interpretation, and give effect to the acquisition by the Company of ComSovereign. The unaudited pro forma combined balance sheet as of September 30, 2019, and the unaudited pro forma combined statement of operations and comprehensive loss for the nine months ended September 30, 2019 assumes the Acquisition took place on January 1, 2019, and combines the historical financial statements of the Company and ComSovereign for the nine months ended September 30, 2019. The historical statement of operations and comprehensive loss of the Company for nine months ended September 30, 2019 was derived from its unaudited consolidated financial statements included in its Quarterly Report on Form 10-Q, filed with the SEC on November 14, 2019.  The pro forma assumptions and adjustments are described in the accompanying notes presented in the following pages.

In the unaudited pro forma combined financial statements, the historical financial statements have been adjusted to give pro forma effect to events that are (i) directly attributable to the Acquisition, (ii) factually supportable, and (iii) with respect to the statement of operations, expected to have a continuing impact on the combined results. The pro forma combined financial statements and pro forma adjustments have been prepared based on preliminary estimates of fair value. Certain valuations are currently in process. Differences between these preliminary estimates and the final acquisition accounting may occur and could have a material impact on the accompanying unaudited pro forma combined financial statements and the Company’s future results of operations and financial position.

The unaudited pro forma combined financial statements do not give effect to the potential impact of current financial conditions, regulatory matters, operating efficiencies or other savings or expenses that may be associated with the acquisition. The unaudited pro forma combined financial data also do not include any integration costs. The unaudited pro forma combined financial statements have been prepared for illustrative purposes only and, as the Company and ComSovereign were not under common control or management for the period presented, are not necessarily indicative of the financial position or results of operations in future periods or the results that actually would have been realized had the Company and ComSovereign been a combined company during the specified period.

Purchase Price

On November 27, 2019, the Company entered into a transaction that was accounted for as a reverse acquisition in accordance with ASC 805 Business Combinations. ASC 805-40-55-8 through ASC 805-40-55-17 provides for a method of determining the purchase price of the Company, the accounting acquiree, based on the fair value of the Company’s common stock retained by its pre-transaction shareholders.

The allocation of total preliminary estimated purchase price to the Company’s acquired tangible assets and assumed liabilities based on the estimated fair values as of September 30, 2019 was as follows;

Fair Value
Working Capital	$3,092,445
Other Assets	227,923
Non-Compete	925,303
Intangible Assets
Intellectual Property	3,712,257
Trade Name	1,225,667
Customer Relationships	1,619,032
Goodwill Estimate	17,488,718
Total Intangible Assets and Goodwill	$24,045,674
TOTAL CONSIDERATION	$28,291,344

Pro Forma Adjustments

1: To reflect the elimination of the Company’s historical stockholders’ equity balances and to reflect the preliminary estimated fair value adjustment to intangible assets acquired in the Acquisition, including the recognition of goodwill.

2: Adjustment to record amortization expense for the identifiable intangible assets as if the Acquisition had occurred on January 1, 2019. The identifiable intangible assets are amortized to depreciation and amortization using the straight-line method.

3: To adjust basic weighted average shares outstanding to reflect the acquisition of ComSovereign.

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